Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-204746) pertaining to the Sandy Spring Bancorp, Inc. 2015 Omnibus Incentive Plan and Sandy Spring Bank 401(k) Plan,

(2) (3)
Registration Statement (Form S-8 No. 333-235279) pertaining to the Revere Bank 2013 Equity Compensation Plan, Revere Bank 2008 Equity Compensation Plan, and Blue Ridge Bank 2008 Stock Option Plan,

Registration Statement (Form S-8 No. 333-250740) pertaining to the Sandy Spring Bancorp, Inc. Employee Stock Purchase Plan, as amended and restated,

(4)	Registration Statement (Form S-8 No. 333-279626) pertaining to the Sandy Spring Bancorp, Inc. 2024 Equity Plan,
(5)	Registration Statement (Form S-3 No. 333-278305) of Sandy Spring Bancorp, Inc.

of our reports dated February 20, 2025, with respect to the consolidated financial statements of Sandy Spring Bancorp, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of Sandy Spring Bancorp, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Sandy Spring Bancorp, Inc. and subsidiaries for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Tysons, Virginia
February 20, 2025